UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RADIUS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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rcise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2020. RADIUS HEALTH, INC. Meeting Information Meeting Type: Annual Meeting For holders as of: April 7, 2020 Date: June 4, 2020 Time: 10:00 AM EDT Location: Virtual meeting live via the Internet Please visit: www.virtualshareholdermeeting.com/RDUS2020. The company will be hosting the meeting virtually via the Internet this year. To attend the meeting via the Internet please visitwww.virtualshareholdermeeting.com/RDUS2020 and be sure to have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page). You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. RADIUS HEALTH, INC. 950 WINTER ST. WALTHAM, MA 02451 D13084-P33438